Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Company Contact Anil Doradla, Chief Financial Officer Airgain, Inc. Investors@airgian.com

Airgain Reports Record Fourth Quarter Sales, Net Income of $1.3M and Full Year 2018 Financial Results

San Diego, CA, February 14, 2019 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise and automotive, today announced record sales for the fourth quarter 2018 and GAAP net income of $1.3 million or GAAP diluted EPS of $0.13.

“Overall, we are pleased with our fourth quarter and full year 2018 results. Our fourth quarter results mark another milestone in the company’s performance, both on the sales and profitability front. On the sales front, we delivered another record sales quarter and reported 29% year-over-year growth. Additionally, this was the fourth consecutive quarter of record sales for the company which was driven by a combination of continued robust demand for complex antenna systems combined with strong execution. On the profitability front, our continued efforts around efficiency improvements paid off. In the past six months, we have gone from a net loss of $3.2 million in the second quarter 2018 to net income of $1.3 million and Adjusted EBITDA of $1.8 million or 11% of sales in the fourth quarter 2018. Furthermore, we reported fourth quarter GAAP and non-GAAP diluted earnings per share of $0.13 and $0.17, respectively, well ahead of our prior expectations. As we look into 2019, there are multiple reasons to be positive and we are excited with the opportunities in the Consumer, Enterprise, and Automotive markets. Furthermore, with the promotion of Jacob Suen to President, Kevin Thill to Senior Vice President of Engineering, combined with our recent hire of Kathy Pearson, as Vice President of Global Administration and Human Resources, we enter the new year as a stronger company,” said Airgain’s Interim Chief Executive Officer, Jim Sims.

Fourth Quarter 2018 Financial Highlights

•	Sales of $16.6 million
•	Gross margin of 41%
•	Net income of $1.3 million
•	GAAP earnings per diluted share of $0.13
•	Non-GAAP earnings per diluted share of $0.17
•	Adjusted EBITDA of $1.8 million

Fourth Quarter 2018 Financial Results

Sales increased 29% to $16.6 million compared to $12.8 million in the same year-ago period.  The increase in sales was primarily driven by a ramp in existing programs as well as contributions from new designs.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Gross profit increased 16% to $6.9 million from $5.9 million in Q4 of last year. Gross margin as a percentage of sales was 41% in the fourth quarter of 2018, which declined from 46% in the same year-ago period, largely due to a change in the product mix.

Total operating expenses for the fourth quarter of 2018 increased 6% to $5.7 million from $5.4 million in Q4 of last year. The increase was primarily due to an increase in research and development related expenses.

Net income totaled $1.3 million or $0.13 per diluted share (based on 10.0 million shares), compared to net income of $0.6 million or $0.06 per diluted share (based on 9.7 million shares) in the same year-ago period.  Non-GAAP net income totaled $1.7 million or $0.17 per diluted share (based on 10.0 million shares), compared to non-GAAP net income of $1.0 million or $0.10 per diluted share (based on 9.7 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, acquisition expenses, other income, software implementation costs, non-recurring items and share-based compensation) increased to $1.8 million from Adjusted EBITDA of $1.1 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Full Year 2018 Financial Highlights

•	Sales of $60.6 million
•	Gross margin of 44%
•	Net loss of $2.6 million
•	GAAP loss per diluted share of $(0.27)
•	Non-GAAP earnings per diluted share of $0.22
•	Adjusted EBITDA of $2.8 million

Full Year 2018 Financial Results

Sales increased 22% to $60.6 million compared to $49.5 million in the same year-ago period.  The increase in sales was primarily driven by a ramp in existing programs as well as contributions from new designs.

Gross profit grew 14% to $26.5 million for the year from $23.3 million for the same year-ago period. Gross margin as a percentage of sales was 44% for the year, compared to gross margins of 47% in the same year-ago period.

Total operating expenses for the year grew 34% to $29.9 million from $22.3 million in the same year-ago period. The increase was primarily due to $2.0 million in non-recurring items associated with the realignment of sales and marketing initiatives combined with executive severance and $1.2 million in additional stock compensation expense due to the acceleration of options for former executives.  The remaining increase is due to an increase in personnel expenses to support the Company’s sales, marketing, and R&D initiatives.

Net loss totaled $2.6 million or $(0.27) per diluted share (based on 9.5 million shares), compared to net income of $1.1 million or $0.11 per diluted share (based on 10.4 million shares) in the same

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

year-ago period.  Non-GAAP net income totaled $2.2 million or $0.22 per diluted share (based on 9.9 million shares), compared to non-GAAP net income of $3.2 million or $0.31 per diluted share (based on 10.4 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, software implementation costs, acquisition expenses, other income, non-recurring items and share-based compensation) decreased to $2.8 million from $3.6 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total shares repurchased for the year were 222,314 shares at an average price of $9.78, for a total amount of $2.2 million.

Financial Outlook

The Company expects sales in the first quarter 2019 to be in the range of $15.00 million to $15.25 million.  The following table summarizes the reconciliation between the projected GAAP EPS and non-GAAP EPS for the first quarter 2019:

	Low (1)	High (1)
Reconciliation of projected GAAP to projected non-GAAP EPS
Projected GAAP earnings per diluted share	$—	$0.01
Stock-based compensation expense	0.03	0.03
Amortization	0.02	0.02
Other income	(0.01)	(0.01)
Projected Non-GAAP earnings per diluted share	$0.04	$0.05

(1)	Amounts are based on 10.0 million diluted shares outstanding.

Conference Call

Airgain management will hold a conference call today Thursday, February 14, 2019 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss financial results for the fourth quarter ended and year ended December 31, 2018, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, February 14, 2019

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 1-866-393-4306

International dial-in: (734) 385-2616

Conference ID: 2557117

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company at 1-760-579-0200.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 6:30 p.m. Eastern Time on the same day through March 14, 2019.

U.S. replay dial-in: 1-855-859-2056 or 1-404-537-3406

International replay dial-in: 1-404-537-3406

Replay ID: 2557117

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise and automotive.  Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs.  Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices.  Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China.  For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the Consumer, Enterprise, and Automotive markets, continued robust demand for complex antenna systems and our first quarter and full year 2019 financial outlook.  The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; risks and uncertainties related to management and key personnel changes; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; our ability to identify and consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income attributable to common stockholders (non-GAAP Net income), and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related expenses, which include due diligence, legal, integration, and regulatory expenses, non-recurring expenses, which include realignment of sales and marketing initiatives,  severance payments, software implementation costs, other income, which includes interest income and gain on deferred purchase price liability offset by interest expense, depreciation, amortization and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. In addition, our recent acquisition related activities resulted in operating expenses that would not have otherwise been incurred. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. Furthermore, we believe the consideration of measures that exclude such acquisition related expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Balance Sheets

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$13,620,656	$15,026,068
Short term investments	20,168,981	21,287,064
Trade accounts receivable, net	7,013,220	8,418,132
Inventory	1,351,104	741,557
Prepaid expenses and other current assets	931,254	609,786
Total current assets	43,085,215	46,082,607
Property and equipment, net	1,400,591	1,036,860
Goodwill	3,700,447	3,700,447
Customer relationships, net	3,592,918	4,075,918
Intangible assets, net	858,805	1,052,333
Other assets	269,136	349,743
Total assets	$52,907,112	$56,297,908
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,136,943	$3,969,083
Accrued bonus	2,640,406	2,224,517
Accrued liabilities	652,139	1,121,833
Deferred purchase price	—	1,000,000
Notes payable	—	1,333,333
Current portion of deferred rent obligation under operating lease	81,332	81,332
Total current liabilities	7,510,820	9,730,098
Deferred tax liability	37,577	7,971
Deferred rent obligation under operating lease	211,383	334,860
Total liabilities	7,759,780	10,072,929
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at December 31, 2018 and December 31, 2017; 9,958,448 and 9,616,992 shares issued at December 31, 2018 and December 31, 2017, respectively; 9,601,134 and 9,481,992 shares outstanding at December 31, 2018 and December 31, 2017, respectively	995	961
Additional paid in capital	93,583,069	89,907,766
Treasury stock, at cost: 357,314 and 135,000 shares at December 31, 2018 and December 31, 2017, respectively	(3,431,530)	(1,257,100)
Accumulated other comprehensive loss, net deferred taxes	(11,141)	(16,907)
Accumulated deficit	(44,994,061)	(42,409,741)
Total stockholders’ equity	45,147,332	46,224,979
Commitments and contingencies
Total liabilities and stockholders’ equity	$52,907,112	$56,297,908

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc. Unaudited Condensed Statements of Operations

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Sales	$16,561,520	$12,807,175	$60,625,212	$49,521,171
Cost of goods sold	9,711,386	6,918,844	34,114,044	26,218,965
Gross profit	6,850,134	5,888,331	26,511,168	23,302,206
Operating expenses:
Research and development	2,157,024	1,808,713	9,319,116	7,319,575
Sales and marketing	1,892,395	1,783,641	11,032,752	7,012,829
General and administrative	1,680,987	1,825,734	9,545,306	8,000,602
Total operating expenses	5,730,406	5,418,088	29,897,174	22,333,006
Income (loss) from operations	1,119,728	470,243	(3,386,006)	969,200
Other expense (income):
Interest income	(186,732)	(106,596)	(584,735)	(296,451)
Interest expense	1,481	18,472	30,988	98,711
Gain on deferred purchase price liability	—	—	(388,733)	—
Loss on disposal of fixed assets	39,251	—	39,251	—
Total other income	(146,000)	(88,124)	(903,229)	(197,740)
Income (loss) before income taxes	1,265,728	558,367	(2,482,777)	1,166,940
Provision (benefit) for income taxes	(8,831)	(33,565)	101,543	25,685
Net income (loss)	$1,274,559	$591,932	$(2,584,320)	$1,141,255
Net income (loss) per share:
Basic	$0.13	$0.06	$(0.27)	$0.12
Diluted	$0.13	$0.06	$(0.27)	$0.11
Weighted average shares used in calculating income (loss) per share:
Basic	9,597,159	9,513,342	9,520,947	9,485,271
Diluted	9,980,371	9,677,812	9,520,947	10,361,373

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(2,584,320)	$1,141,255
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	586,884	436,247
Amortization	676,528	581,386
Amortization of discounts on investments, net	(201,587)	(91,485)
Stock-based compensation	2,910,070	736,066
Deferred tax liability	29,606	1,805
Loss on disposal of fixed assets	39,251	—
Gain on deferred purchase price liability	(388,733)	—
Changes in operating assets and liabilities:
Trade accounts receivable	1,042,843	(2,678,746)
Inventory	(609,547)	(161,972)
Prepaid expenses and other assets	(240,861)	(525,919)
Accounts payable	293,662	(101,801)
Accrued bonus	415,889	475,966
Accrued liabilities	(469,694)	49,591
Deferred obligation under operating lease	(123,477)	(117,049)
Net cash provided by (used in) operating activities	1,376,514	(254,656)
Cash flows from investing activities:
Cash paid for acquisition	—	(6,348,730)
Purchases of available-for-sale securities	(29,666,317)	(21,962,486)
Maturities of available-for-sale securities	30,991,753	750,000
Purchases of property and equipment	(989,866)	(263,063)
Net cash provided by (used in) investing activities	335,570	(27,824,279)
Cash flows from financing activities:
Repayment of notes payable	(1,333,333)	(1,388,563)
Payments on acquisition related deferred purchase price	(375,000)	—
Reversal of costs related to initial public offering	—	781
Common stock repurchases	(2,174,430)	(1,257,100)
Proceeds from exercise of stock options	765,267	588,482
Net cash used in financing activities	(3,117,496)	(2,056,400)
Net decrease in cash and cash equivalents	(1,405,412)	(30,135,335)
Cash and cash equivalents, beginning of period	15,026,068	45,161,403
Cash and cash equivalents, end of period	$13,620,656	$15,026,068
Supplemental disclosure of cash flow information
Interest paid	$36,667	$98,711
Taxes paid	$46,198	$102,819

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of GAAP to non-GAAP Net Income
Net income (loss)	$1,274,559	$591,932	$(2,584,320)	$1,141,255
Stock-based compensation expense	373,938	272,210	2,910,070	736,066
Amortization	168,490	185,180	676,528	581,386
Acquisition expenses	—	50,000	—	910,833
Software implementation costs	9,216	—	12,381	—
Non-recurring items (1)	—	—	1,956,489	—
Other income	(146,000)	(88,124)	(903,229)	(197,740)
Provision (benefit) for income taxes	(8,831)	(33,565)	101,543	25,685
Non-GAAP net income	$1,671,372	$977,633	$2,169,462	$3,197,485
Non-GAAP net income per share:
Basic	$0.17	$0.10	$0.23	$0.34
Diluted	$0.17	$0.10	$0.22	$0.31
Weighted average shares used in calculating non-GAAP income per share:
Basic	9,597,159	9,513,342	9,520,947	9,485,271
Diluted	9,980,371	9,677,812	9,880,011	10,358,849

Airgain, Inc.
Unaudited Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$1,274,559	$591,932	$(2,584,320)	$1,141,255
Stock-based compensation expense	373,938	272,210	2,910,070	736,066
Depreciation and amortization	332,826	284,610	1,263,412	1,017,633
Acquisition expenses	—	50,000	—	910,833
Software implementation costs	9,216	—	12,381	—
Non-recurring items (1)	—	—	1,956,489	—
Other income	(146,000)	(88,124)	(903,229)	(197,740)
Provision benefit for income taxes	(8,831)	(33,565)	101,543	25,685
Adjusted EBITDA	$1,835,708	$1,077,063	$2,756,346	$3,633,732

(1)	Non-recurring items include $2.0 million in sales and marketing initiative realignment and executive severance for the year ended December 31, 2018.